As filed with the Securities and Exchange Commission on February 25, 2003

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            GEORGIA BANCSHARES, INC.
             (Exact name of Registrant as Specified in Its Charter)



               GEORGIA                                     58-2646154
State of incorporation or organization)        (IRS Employer Identification No.)
        100 West Park Drive
        Peachtree City, GA                                  30269
(Address of principal executive offices)                  (Zip Code)



If this form relates to the registration of a class of             If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act           securities pursuant to Section 12(g) of the Exchange
and is effective pursuant to General Instruction A.(c),            Act and is effective pursuant to General Instruction
please check the following box.  |_|                               A.(d), please check the following box.  |X|



      Securities Act registration statement file number to which this form relates: 333-74710
                                        ---------

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None


        Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For information with respect to the common stock, par value $.01 per share (the "Common Stock"), of Georgia Bancshares, Inc., a Georgia corporation (the "Registrant"), see the information under the captions "Description of Capital Stock" and "Dividend Policy" contained in the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on December 7, 2001, as amended on January 15, 2002, as amended on January 30, 2002, and as amended on February 6, 2002 as such Registration Statement may be amended further from time to time (as so amended, the "Form SB-2"). The Registration Statement is deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

     The following exhibits are filed as a part of the Registration Statement:

Exhibit
  No.       Description
-------     -----------
3.1         Articles of Incorporation and any Amendments thereto, (incorporated by reference to Exhibit 3.1 of Registration Statement on Form SB-2,
            Registration No. 333-74710).

3.2 Bylaws (incorporated by reference to Exhibit 3.2 of Registration Statement on Form SB-2, Registration No. 333-74710).

4.1 Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2, Registration No. 333-74710).

4.2 See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws of the Company defining rights of holders of the Company's Common Stock (incorporated herein by reference to Exhibits 3.1, 3.2, and 4.1 to the Registrant's
            Form SB-2 Registration Statement File No. 333-74710).

10.1 Georgia Bancshares, Inc. 2001 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the Registration Statement on Form SB-2, Registration No. 333-74710).

10.2 Form of Warrant Agreement and Amendments thereto, (incorporated herein by reference to Exhibit 10.2 of the Registration Statement on Form SB-2, Registration No. 333-74710).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    GEORGIA BANCSHARES, INC.
                                        (Registrant)



                                    By:  /s/ Ira P. Shepherd, III
                                        ---------------------------------
                                        Ira P. Shepherd, III
                                        President and Chief Executive Officer

Date:  February 25, 2003